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                                                                    EXHIBIT 99.2


                        CENDANT ACQUIRES NRT INCORPORATED

                      NRT Purchases Arvida Realty Services

   Acquisitions Will Add To Cendant's Adjusted EPS and Leading Market Position
                           In Residential Real Estate

NEW YORK, NY, APRIL 17, 2002 - Cendant Corporation (NYSE:CD) today announced that it has exercised its option to acquire 100% of the common stock of NRT Incorporated from Apollo Management, LP and members of NRT management. NRT is the largest residential real estate brokerage firm in the United States. The purchase price was approximately 12 million shares of Cendant common stock or $230 million, plus assumption of about $300 million of net debt, which will be retired.

NRT was formed as a joint venture between Cendant and Apollo Management in 1997. It operates more than 850 brokerage offices with more than 45,000 agents in 24 of the nation's largest metropolitan areas. In 2001, it represented buyers and sellers of approximately $120 billion of residential real estate.

Cendant also announced that its NRT subsidiary has acquired Clearwater, Florida-based Arvida Realty Services, the largest residential real estate brokerage in Florida, from The St. Joe Company (NYSE:JOE), for approximately $160 million in cash. The Arvida offices will be converted to Coldwell Banker, a Cendant brand, and will be integrated with NRT's existing Coldwell Banker operations in Florida. The transaction does not include Arvida Community Development, a homebuilder.

Together, these transactions are expected to increase Cendant's 2002 Adjusted earnings per share by $0.02.

As previously announced, the Company excludes from adjusted results costs related to shareholder litigation and costs incurred in connection with the Company's acquisitions. Accordingly, Cendant will exclude costs in connection with the acquisitions of NRT and Arvida Realty and NRT's future acquisition activities, primarily the non-cash amortization of acquired pendings and listings required under GAAP. Cendant will also exclude conversion costs relating to the integration of previously owned offices with acquired real estate offices.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 70,000 employees, New York City-based Cendant provides these services to business and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at http://www.cendant.com or by calling 877-4-INFOCD (877-446-3623).

Adjusted EPS is a non-GAAP (generally accepted accounting principles) measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and results of operations for the Company's core businesses. Adjusted EPS should be viewed in addition to GAAP results and not in lieu of GAAP results.



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THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
FEDERAL SECURITIES LAW, INCLUDING STATEMENTS CONCERNING BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND SIMILAR STATEMENTS CONCERNING ANTICIPATED FUTURE EVENTS AND EXPECTATIONS THAT ARE NOT HISTORICAL FACTS. THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE EFFECTS OF ECONOMIC CONDITIONS, SUPPLY AND DEMAND CHANGES FOR HOTEL ROOMS, COMPETITIVE CONDITIONS IN THE LODGING INDUSTRY, RELATIONSHIPS WITH CLIENTS AND PROPERTY OWNERS, THE IMPACT OF GOVERNMENT REGULATIONS, AND THE AVAILABILITY OF CAPITAL TO FINANCE GROWTH, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS HEREIN.

Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of Cendant and its affiliates. Certain of such uncertainties and contingencies are specified in Cendant's quarterly report on Form 10-K for the year ended December 31, 2001. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.



MEDIA CONTACT:                      INVESTOR CONTACTS:
Elliot Bloom                                Sam Levenson
212-413-1834                                212-413-1834